Exhibit 10.7

Online Working Capital Loan Master Agreement

Standard clause

(Version 2021011 / e-Channel Version)

Code Number: 07800LK22BHA16M

Please refer to the subsidiary terms for the name of lender and borrower

In accordance with the relevant laws, regulations and rules of the state, the borrower and the lender hereby enter into this agreement through consultation and abide by it.The online mobile loan referred to as “online upstream loan” in this Agreement refers to the business whereby the lender and the borrower sign a general loan agreement, and within the effective use stipulated in the agreement, the borrower can apply for loan through the lender’s online banking and other electronic channels in a self-service way.

Article 1 Credit Matters

1.1 The borrower initiates the loan application through the lender’s online banking and other electronic channels, and the lender agrees to grant the loan to the borrower based on the borrower’s application after examination.

1.2 The amount,purpose,starting date,maturity date,interest rate,adjustment method of interest rate and repayment method of the liquidity loans under this Agreement shall be subject to the records in the IOU issued by the loan borrower through online banking and other electronic channels,and the borrower has no objection to this.The IOU is an integral part of this agreement.

1.3The loan provided under this Agreement working capital loan.Without the written consent of the lender,the borrower shall not change the purpose of the loan defined in the IOU.

1.4 The starting date of interest for each working capital loan here under shall be within the validity period of this agreement.

1.5 During the performance of the agreement,if a certain interest date or maturity date is a non-banking working day,it shall be transferred to the next banking working day.

1.6 Interest rate and adjustment method

1.6.1 The interest rate of RMB loan shall be based on the quoted loan market interest rate (LPR), and the annual interest rate shall be determined according to the following formula: daily interest rate = annual interest rate /360.The specific loan interest rate is subject to the loan record at the time of issuance of each loan.The interest rate and interest-bearing rules for foreign currency loans are subject to the loan records and the relevant supplementary agreements (if any) at the time of the issuance of each loan.

1.6.2 Loan interest is calculated on the actual days of the loan from the date the loan is transferred into the account designated by the borrower.

1.6.3 If the market quoted Loan interest rate (LPR) is adjusted and applied to the loan hereunder prior to the issuance of the Loan, the new market quoted Loan Interest rate (LPR) shall be applied and the new loan interest rate shall be redetermined and executed according to the basis points plus or minus as stipulated in Article 1,6.1 of this Agreement.

1.6.4 After the loan is issued, if the market quoted loan interest rate (LPR) is adjusted and applied to the loan hereunder, the loan interest rate shall be adjusted according to the corresponding IOU.The specific sample is as follows:

(1) Adjustment on January 1 next year: As of January 1 of the following year on the date of each adjustment of the market quoted rate (LPR), according to the adjusted market quoted rate (LPR)(if the LPR has been adjusted twice or more times in a calendar year), Determine and implement the new loan interest rate based on the last loan market quoted interest rate (LPR) adjusted within the calendar year) and the corresponding plus or minus basis points；

(2) Adjusted by month, quarter, half year, year: Adjust by month/quarter/half year/year, namely the corresponding day of each month/quarter/half year/year (if there is no corresponding day, it is the last day of the month/quarter/half year/year), and according to the loan market quoted interest rate (LPR) at the time of such adjustment (if the loan market quoted interest rate (LPR) has been adjusted twice or more within the period agreed in this paragraph, To determine and implement the new loan interest rate based on the last adjusted loan market quoted rate (LPR) during the period and the corresponding plus or minus basis points；(“ Month, quarter, half year, year “in this paragraph is collectively referred to as “Period”)

(3) Fixed interest rate；Continue to carry out the original interest rate recorded in the corresponding borrowing record, and do not calculate the interest in sections；

(4) Immediate adjustment: starting from the day of the adjustment of the Market quoted Rate of Loan (LPR), the new loan interest rate shall be determined according to the adjusted market quoted rate of Loan (LPR) and the corresponding number of points of addition or subtraction, and the new loan interest rate shall be implemented on the same day.

1.6.5 The lender may adjust the loan interest rate at its own time according to changes in external market interest rates and actual business needs.

1.7 Repayment method.The principal and interest repayment method adopted in this contract shall be subject to the corresponding IOU, and the details are as follows:

(1) Repayment with the same amount of principal and interest as scheduled

① If the repayment date of each installment is the corresponding date of the entire period from the date of loan issuance (if there is no corresponding date, the repayment date shall be the last day of the month).From the month when the loan is issued, the principal and interest of the loan shall be repaid with the same amount for each term. The calculation formula is:

the amount of the same amount for each term=the loan principal balance × the term interest rate ×(1+ the loan period interest rate) the number of repayment periods ÷[(1+ the loan period interest rate) the number of repayment periods -1]

②  If the repayment date of each period is not the corresponding date of the whole period starting from the loan issuance date, the calculation formula of the principal and interest amount of the other periods except the first and last is the same as above. The calculation formula of the principal and interest amount of the first and last periods is as follows:

First repayment principal =the loan principal balance × the term interest rate ×(1+ the loan period interest rate) the number of repayment periods ÷[(1+ the loan period interest rate) the number of repayment periods -1]- loan principal balance × term interest rate

First payment interest= loan principal balance x actual days of the first payment x daily interest rate

First payment principal and interest = first payment principal + first payment interest

Final payment principal= the principal balance of the loan

Final loan repayment interest = principal balance of the loan x actual days of the final term x daily interest rate

Final loan repayment principal and interest = final loan repayment principal + final loan repayment interest

(2) Use the same amount of principal repayment

①  If the repayment date of each period is the corresponding purpose of the whole period from the loan issuance date (if there is no corresponding date, the repayment date is the last day of the final month).Starting from the month when the loan is issued, the loan principal shall be repaid in equal amount each period, and the loan interest shall be reversed with the principal period by period.The calculation formula is:

First payment principal = loan principal/total loan repayment maturity

Principal repayments per installment = principal of loan/total repayments

Interest on each loan repayment = (loan principal - accumulated principal repaid) * daily interest rate

Principal and interest amount per loan repayment = principal per loan repayment + interest per loan repayment

②  If the repayment date of each period is not the corresponding date of the whole period starting from the loan issuance date, the calculation formula of the principal and interest amount of the remaining periods except the first and last two periods is the same as above. The principal and interest amount of the first and final loan repayment is calculated as follows:

First payment principal = loan principal/total loan repayment maturity

First payment interest = loan principal balance X actual days of the first payment *daily interest rate

Principal and interest amount of first loan repayment = principal of first loan repayment + interest of first loan repayment

Final repayment principal = loan principal balance

The repayment interest of the end =Loan principal balance * actual days at the end * interest rate

Final loan repayment principal and interest = final loan repayment principal + final loan repayment interest

(3) If the loan principal is repaid by installments on a monthly, quarterly, half-year, annual basis, expiry date for interest is the 20th day of the end of each month, the end of the quarter, the end of the half-year, the end of the month, the Coupon Payment is the calendar day next to the interest date, and the loan principal is repaid by installments. The number of repayment periods of the loan principal, the amount of each repayment and the date of repayment are subject to the attachment to the IOU；

(4) If the interest is settled by month, quarter, half year, and the principal and interest are repaid at maturity, the interest date is the 20th day of each month, the end of the quarter, the end of the half year, the end of the year, the payment date is the calendar day next to the interest date, and the principal and interest are repaid at the maturity of the loan；

(5) When the loan is due, the principal and interest will be repaid in one lump sum, and the interest will be cleared with the principal.

1.8 Withdrawal conditions

Unless waived in whole or in part by the Lender, the Borrower shall meet the following conditions before each withdrawal, otherwise the Lender has the right to reject the Borrower’s withdrawal application:

1.8.1 The Borrower principal shall continue to be legal and valid and shall continue to comply with its commitments hereunder；

1.8.2 This Agreement has come into force and the Security Agreement hereunder is legally established and effective；

1.8.3 Has fully performed its obligations hereunder without any breach of contract as agreed herein；

1.8.4 Other relevant materials for loan application have been provided as required by the lender.

1.9 Loan fund payment

1.9.1 The payment method of the loan funds hereunder includes the following two payment methods；

(1) Entrusted payment by the Lender, that is, the lender pays the loan through the borrower’s account to the borrower’s transaction object conforming to the agreed purposes according to the borrower’s withdrawal application and payment authorization:

(2) Independent payment by the Borrower, that is, after the lender releases the loan funds to the borrower’s account according to the borrower’s withdrawal application, the borrower makes independent payment to the Borrower’s transaction object conforming to the purpose agreed herein； The Lender may independently determine the payment method of the Loan hereunder based on the relevant information provided by the Borrower and relevant laws and regulations as well as the Lender’s policies.

1.9.2 The Borrower agrees that in the case of entrusted payment, the Lender shall first transfer the loan into the Borrower’s account, and then directly transfer the loan from the Borrower’s account into the Borrower’s transaction object’s account.

During the stay of the loan funds in the Borrower’s account, the borrower shall not withdraw the loan funds, and during this period, if the funds are taken strong measures including but not limited to freezing, deduction, etc., the Borrower shall bear the responsibility for repayment, which has nothing to do with the lender.

1.9.3 Regardless of the entrusted payment by the Lender or the independent payment by the Borrower, once the loan funds are transferred into the Borrower’s account according to the application or authorization of the Borrower, the Borrower shall be deemed to have successfully drawn the loan under this Agreement, the Lender has fulfilled its lending obligations, and the Borrower shall repay the loan according to the loan Agreement.

1.9.4 In the case of entrusted payment by the lender, the borrower shall, as required by the lender, provide relevant business agreements and other supporting materials related to the purpose of the loan, the letter of authorization for payment and other materials, and the lender shall perform the loan obligation after superficial examination and approval； otherwise, the Lender shall have the right to refuse the loan.

Where the borrower makes the payment independently, the borrower shall report the payment of the loan funds as required by the lender every three months after the loan is made, provide the records and materials of the use of the loan funds that meet the requirements of the lender, and provide the lender with relevant account information, payment vouchers and other materials for the lender’s inspection.Otherwise, the Lender is entitled to exercise any one or more of the Lender’s rights set forth in Article 2.3 of this Agreement.

1.9.5 In the case of autonomous payment, the Lender agrees that the Borrower may, at its own option, withdraw the loan at the Lender’s counter, use online banking (if applicable) or in any other manner agreed by the Lender.The Borrower agrees to draw the loan in accordance with the relevant provisions of the Lender and to confirm the loan handled over the counter, online or in any other manner agreed by the Lender.

1.10 Fund Collection account: The Borrower shall open a special account for fund collection at the lender or a branch of Bank of Ningbo, and timely provide the lender with the information of the flow of funds in and out of the account. The specific fund collection account is the same as the repayment account.The lender has the right to recover the loan in advance according to the borrower’s capital recovery situation.

1.11 Repayment Account: The Borrower shall open a repayment account with the Lender or any branch of Bank of Ningbo, deposit in full the amount of the repayment of the principal and interest into the repayment account before the date of each repayment of the principal and interest, and authorize the Lender to deduct the amount from the repayment account. The specific repayment account shall be the repayment account listed in the loan memorandum.If the borrower has outstanding principal and interest or other expenses of the loan, it shall promptly deposit them into the repayment account and authorize the lender to deduct them at any time.If the quoted interest rate of the loan market (LPR) changes, the borrower shall timely and fully deposit the principal and interest payment, otherwise all consequences caused by this, including but not limited to additional penalty interest and adverse impact on the Borrower’s credit record, shall be borne by the Borrower and have nothing to do with the lender.If the repayment account is reported as loss, frozen, stopped payment or settled, or the borrower needs to change the repayment account, the borrower shall go through the procedures of changing the repayment account at the lender.Before the change procedures take effect, If the borrower fails to handle the change procedures of the repayment account in time or fails to handle the repayment at the counter in time and fails to pay off the principal and interest of the due loan and other expenses in time, the borrower shall bear the liability for breach of contract.

1.12 For purposes of this Agreement, “Period” means month or an integral multiple of month, and the corresponding “Period rate” shall be an integral multiple of annual interest rate /12× month.The “end month” is March, June, September or December；”Half-year end month” means June or December；”Year end month” means December.

1.13 After the signing of this Agreement between the Lender and the Borrower, there is no need to sign the working capital loan agreement in each case when handling the online floating loan business.

Article 2 Rights and Obligations of the lender

2.1 The Lender has the right to recover or withdraw in advance the loan principal, interest, compound interest, penalty interest and other claims in accordance with this Agreement and the relevant loan ownership agreement.

2.2 The Lender shall have the right to know the borrower’s production and operation, financial activities, material inventory and loan use, check the use and management of collateral at any time, require the borrower to provide true and complete financial statements and other documents, materials and information on a monthly basis, and shall have the right to use the Bank’s credit investigation system or other institutions and systems in accordance with relevant regulations. Query, print, save, and use the borrower’s basic information and credit report.

2.3 During the term of this Agreement, if any of the following occurs to the Borrower or its affiliates or actual controller, the Lender shall have the right to hold that all the credit granted by the Borrower to the Lender, including but not limited to loan, discount, acceptance of bank acceptance, international trade financing, bank guarantee, etc., are due in advance. And has the right to

(1) terminate the relevant agreements and agreements signed with the Borrower in advance, including but not limited to this Agreement；

(2) stop the issuance of new loans, declare the loans under this Agreement to expire in advance, and recover all loan principal, interest and fees in advance；

(3) Directly deduct the corresponding amount from any account of the Borrower to repay the principal, interest and fees of the loan and notify the borrower；

(4) Other security measures that require additional approval by the lender；

(5) bring a suit to the people’s court, and take such measures as sealing up, freezing and withholding of assets；

(6) Other asset preservation measures.At the same time, all branches of Bank of Ningbo also enjoy the above rights to the borrower.

(1) The borrower has ceased production, closed down its business, been dissolved, been taken over, cancelled its registration, may be sued for bankruptcy, has been shut down for whole collection, has had its business license revoked or has been revoked；

(2) The Borrower conceals material facts related to the conclusion of this Agreement or provides false information, circumstances, statements or information containing false information: or provides false statements, vouchers, documents and other materials to the Lender during the term of this Agreement；

(3) The borrower fails to repay the principal and interest of the loan in accordance with this Agreement and the corresponding promissory note (including the situation where the loan is due early or has been repaid after the loan is overdue；

(4) The borrower fails to use the loan in accordance with the purposes agreed in this Agreement and the corresponding loan promissory notes；

(5) The Borrower fails to perform the obligations agreed with the lender or a third party or the obligations prescribed by laws and regulations；

(6) Disposal (including but not limited to gift, transfer, assignment or sale at a low price) of any asset by the Borrower prior to the repayment of the Lender’s debt which may or has affected its ability to repay the Lender；

(7) The Borrower’s credit status declines, its business activities become difficult, its financial status deteriorates, or it breaks the constraints of the financial indicators set by the Lender or agreed by the parties；

(8) The borrower fails to pay the loan funds in the agreed manner；

(9) The borrower is involved in economic disputes or lawsuits, or any of its assets are sealed up, frozen or deducted by other preservation measures；

(10) The borrower is prosecuted, fined or fined for suspected illegal crimes, or the legal representative or main responsible person of the borrower is detained, arrested, taken coercive measures, prosecuted, sentenced or fined or fined for suspected crimes；

(11) The Borrower fails to perform any of its obligations under this Agreement and the corresponding loan note or breaches any terms and commitments under this Agreement and the corresponding loan note；

(12) The security agreement under this Agreement is invalid, the guarantor’s guarantee ability is reduced, the value of the secured property is decreased, and the secured property is sealed, frozen or deducted by security measures which affect the security of the creditor’s rights under this Agreement；

(13) The guarantor violates the guarantee agreement；

(14) Events listed in Item (1), (5), (7), (9) and (10) of this paragraph occur to the related party or the actual controller of the Borrower or other changes that are not conducive to the realization of the creditor’s right of the Lender, and the Borrower fails to provide another guarantee approved by the lender as required by the Lender, (For the definition of related party, see Accounting Standard for Business Enterprises No. 36 -- Related Party Disclosure and its revised version.) For the definition of actual controller, see Company Law of the People’s Republic of China and its revised version.

(15) Other than the above events, any other events which, in the judgment of the Lender, adversely affect the Borrower’s performance of the repayment obligations hereunder.The Lender has complete and independent discretion as to whether such circumstances occur.

2.4 In the process of loan payment, if the Lender, in its independent judgment, considers that the Borrower has one or more of the following circumstances, the Lender has the right to (1) change the loan payment method from autonomous payment to entrusted payment (including partial entrusted payment)；(2) to stop the issuance and payment of loan funds；(3) Negotiate with the borrower the terms of issuance and payment of supplementary loans.

(1) Declining credit status of the borrower；

(2) The borrower’s main business profitability is not strong；

(3) Abnormal use of loan funds by the borrower；

2.5 Where the Borrower fails to repay the loan principal, interest, compound interest, penalty interest and other debts due (including those due in advance) as agreed, the Lender shall have the right to deduct the corresponding amount from all the accounts opened by the Borrower in Bank of Ningbo Co., Ltd. and any of its branches for cancellation and notify the Borrower.If the lender withdraws all the time deposits due at the end of the term of the borrower in advance, the interest shall be calculated according to the interest rate of the live deposit announced on the date of withdrawal. If the part of the time deposit needs to be withdrawn in advance, the interest shall be calculated according to the interest rate of the current deposit announced on the date of withdrawal, and the interest shall be calculated according to the interest rate of the time deposit on the date of opening of the account when the remaining part matures.The borrower shall bear the interest loss arising from the deduction.The Borrower hereby authorizes the Lender not to expunge such amount at any time.

2.6 Where the Borrower defaults under this agreement, or evades the supervision of the Lender, or conceals important facts related to this Agreement or provides false materials and information or other illegal acts, the Lender shall have the right to provide relevant information to the collection agency for collection purposes or to notify the relevant departments or units.The Borrower shall not excitably authorize the lender to provide the borrower’s name, contact information and other relevant information to the collection agency for the purpose of collection. The collection agency shall have the obligation to keep the borrower’s information confidential and shall not use the Borrower’s information beyond the purpose of collection.Meanwhile, the Lender has the right to hold the Borrower liable for breach of contract in accordance with laws, regulations and provisions of this Agreement.

2.7 The Lender has the right to participate in the borrower’s large amount financing, asset sale, merger, division, joint-stock reform, bankruptcy liquidation and other activities.

2.8 The borrower and the mortgagor shall, according to the requirements of the lender, complete the registration of the mortgagor and property insurance and other legal procedures in accordance with the law, and the guarantee and insurance shall remain valid. The Lender shall have the right to be the first in line to claim the insurance benefits and obtain copies of the relevant insurance agreements or insurance documents.Otherwise, the Lender has the right to refuse to provide the loan hereunder.

2.9 The Lender shall have the right to require the Borrower to conduct timely loan reconciliation.

2.10 Subject to the performance by the Borrower and the guarantor of their obligations under this Agreement and the Security Agreement, the Lender shall grant the loan to the Borrower in accordance with this Agreement and the corresponding ious.The Lender has the right to entrust the Head Office of Bank of Ningbo and its other branches, any paying bank or agent Bank of Bank of Ningbo to extend the loan to the Borrower in accordance with the provisions of this Agreement, and the Borrower has no objection to this and warrants that the performance of this Agreement by the Head Office of Bank of Ningbo and its other branches, paying bank or agent Bank shall be deemed to be the performance of the Lender. All payment obligations under this Agreement shall be performed by the Borrower to the Lender and all rights shall be vested in the Lender.If the borrower defaults, the lender shall have the right to claim the creditor’s rights directly against the borrower.

2.11 The guarantor of the Loan hereunder shall have any event that threatens its normal operations or materially adversely affects its ability to secure the corresponding debt hereunder, Including but not limited to suspension of production, closure of business, cancellation of registration, revocation of business license, bankruptcy, difficulties in business activities, deterioration of financial condition, suspected illegal activities of legal representative or main person in charge, litigation activities or major economic disputes, assets being sealed up, frozen or deducted and other asset preservation measures, etc. Or if the value of the collateral, pledge or pledge right used as the loan guarantee hereunder is reduced or the asset preservation measures such as sealing, freezing or deduction are taken, and the Borrower fails to provide additional security as required by the Lender, the Lender shall also have the right to take all the measures set forth in Article 2.3 hereof.

Article 3 Commitment and Authorization of the Borrower

3.1 Provide the lender with true, complete and effective materials；

3.2 Cooperate with the lender in loan payment management, post-loan management and relevant inspection；

3.3 Not to use the loan funds for fixed assets, equity and other investments, and not to use the loan funds for fields and purposes prohibited by the state to produce and operate；Not to evade the lender’s entrusted payment by breaking up the whole into pieces；

3.4 The Borrower undertakes to fully perform all its obligations under this Agreement.

3.5 The Borrower agrees and authorize（irrevocable） the Lender (including any branch of the Lender) to use the financial credit information basic database, credit information service platform of inclusive finance and other credit information service platforms established by national or local governments in accordance with the law when reviewing the Borrower’s application for credit granting and post-delivery risk management of the credit granting business. Or inquire, print, use and save the basic financial information and credit information of the unit through various risk information sharing systems, various risk early warning systems, water and electricity use information base and other legally established credit information databases or credit investigation agencies: Meanwhile, the Borrower agrees and irrevocably authorizes the Lender to provide the Borrower’s basic financial information and credit information to the aforementioned platform, system, information database or institution in accordance with the law for the purpose of meeting regulatory submission requirements.Regardless of whether the business under this Agreement is approved or not, the Borrower agrees that the Lender shall retain the Borrower’s credit report and other materials, and the Lender shall ensure that the aforementioned query information is used to the extent authorized.

Article 4 Rights and Obligations of the borrower

4.1 The right to obtain and use the loan in accordance with this Agreement and the corresponding IOU.

4.2 Repay the loan principal, interest, compound interest, penalty interest, legal costs, preservation costs, enforcement costs, attorney’s fees, travel expenses and other reasonable expenses in accordance with this Agreement and the corresponding ious, and the authorized Lender is irrevocably entitled to deduct such expenses in accordance with Article 2.5 hereof.

4.3 The loan shall be used in accordance with the purpose specified in this Agreement without usurping or misappropriating the loan.

4.4 Provide the Lender with true and complete financial statements or other relevant materials and information on a monthly basis, and actively cooperate with the Lender in the inspection of its production and operation, financial status, material inventory and the use of the loan hereunder.

4.5 Before the debt repayment under this Agreement is complete, the Borrower shall take such measures as contracting, leasing, joint-stock transformation, association, merger, merger, division, joint venture, capital reduction, asset transfer, foreign investment, substantial increase in debt financing, application for suspension of business for rectification, application for dissolution, application for bankruptcy or other changes in the creditor’s debt relationship that may cause this Agreement or affect the realization of the Lender’s loan claims Shall notify the lender in writing 30 days prior to the implementation of the above actions, and at the same time fulfill the obligation to pay off the debts or pay off the debts in advance, and obtain the written consent of the lender； otherwise, the above actions shall not be taken.

4.6 The Borrower shall notify the Lender in writing within 3 days after the occurrence of any other event other than the above which threatens its normal operations or has a material adverse impact on the performance of the repayment obligations hereunder, including but not limited to any of the circumstances set forth in Article 2.3 hereof, and implement the repayment measures.

4.7 If the Borrower provides a guarantee for the debts of others or sets a mortgage or pledge guarantee with its main property to a third party before the completion of the debts under this Agreement, which may affect its ability to repay the debts under this Agreement, it shall notify the Lender in writing in advance and obtain the written consent of the Lender.

4.8 The Borrower shall not withdraw or transfer funds, dispose at a low price, gift assets or transfer shares without authorization in order to evade debts to the lender or weaken its own solvency.

4.9 Where the Borrower changes its name, legal representative, legal address, business scope, correspondence address, contact telephone number, etc., it shall, within 5 days after the change, deliver a written notice and relevant documents of change issued by the competent authorities of industry and commerce to the Lender.Otherwise, all liabilities and consequences arising therefrom shall be borne by the Borrower.

4.10 If the guarantor of the loan hereunder stops production, goes out of business, has its registration cancelled, has its business license revoked, is bankrupt and suffers from operating loss, partially or completely loses its guarantee ability corresponding to the debt hereunder, or if the value of the collateral, pledge or pledge right used as the loan guarantee hereunder decreases or there is a dispute over ownership, The Borrower shall provide other security measures approved by the Lender within 10 days after the occurrence of the above circumstances.

4.11 The Borrower shall be obliged to cooperate with the lender in loan reconciliation.

4.12 The Borrower shall, in accordance with the requirements of laws and regulations, bear the expenses of lawyer services, insurance, transportation, registration, storage, appraisal, notarization, depository and guarantee in connection with this Agreement and the guarantee hereunder.

4.13 The Borrower shall immediately sign and deliver the return receipt to the Lender or send the return receipt to the Lender within 3 days after signing for the receipt of the collection letter or collection document delivered to it by the Lender directly or by post.

4.14 The borrower shall strengthen environmental and social risk management. If the borrower is involved in major environmental and social risks, it shall submit environmental and social risk report；The Borrower represents and warrants that the internal management documents relating to environmental and social risks are in accordance with the requirements of laws and regulations and are effectively implemented,There are no major litigation cases involving environmental and social risks；The borrower undertakes to accept the lender’s supervision；If the borrower’s statements, warranties or commitments relating to environmental and social risk management have not been seriously fulfilled, or if the Borrower has been penalized by the relevant government authorities or strongly questioned by the public and/or the media for poor environmental and social risk management, The Lender shall have the right to cancel the credit granting commitment already made, suspend the disbursement of the loan until the borrower has taken remedial measures approved by the Lender, withdraw the loan already issued in advance, and exercise the relevant right of pledge in case the loan cannot be repaid；

Article 5 Liability for Breach of Contract

5.1 After the Agreement comes into force, both parties shall perform the obligations and commitments set forth herein, if either party fails to perform or fails to fully perform the obligations or commitments set forth herein.It shall bear the corresponding liability for breach of contract and compensate the other party for the losses caused thereby.

5.2 The Lender shall indemnify the Borrower for any losses caused by the Lender’s breach of contract.The scope of compensation is limited to the direct losses of the borrower, excluding indirect losses and expected losses.

5.3 If the borrower fails to repay the loan principal as agreed upon upon the maturity of the loan (including being declared to be due early), the lender will charge a certain percentage of overdue penalty interest on the overdue loan according to the loan interest rate agreed herein for the actual overdue days from the overdue date. For the specific percentage of overdue penalty interest, please refer to the Annex.

5.4 If the Borrower fails to use the loan for the agreed purpose, the Lender shall have the right to charge a certain percentage of penalty interest for misappropriation of the loan amount used by the Borrower according to the actual default days at the loan interest level agreed herein from the date of the Borrower’s default. For the specific percentage of penalty interest for misappropriation, please refer to the Annex.

5.5 The Lender shall have the right to compound interest on the outstanding interest payable by the Borrower.The outstanding interest payable by the Borrower during the loan term shall be compounded at the interest rate and settlement method agreed herein；If the Borrower fails to use the loan in due time or fails to use the loan for the purpose agreed herein, the unpaid interest payable shall be compounded by the total interest rate and the settlement rate of the loan interest rate and the penalty interest rate agreed herein.

5.6 When the loan interest rate under this Agreement is adjusted, the penalty interest rate will be automatically adjusted based on the adjusted loan interest rate in accordance with the proportion agreed in Articles 5.3 and 5.4 of this Agreement. The penalty interest rate will apply at the same time as the loan interest rate and will be calculated in sections.

5.7 If the Lender intentionally conceals material facts related to the conclusion of this Agreement or provides false information or circumstances to the Borrower, the Lender shall have the right to charge the Borrower liquidated damages equal to 10% of the loan balance issued hereunder.

5.8 The Borrower shall bear the expenses paid by the Lender during the realization of the creditor’s rights, including but not limited to legal costs, arbitration fees, preservation fees, enforcement fees, attorney fees, travel expenses and other expenses for the realization of the creditor’s rights.

5.9 If the Borrower breaches its obligations under this Agreement or the guarantor of the loan hereunder breaches its obligations under the guarantee Agreement, the Borrower shall be liable for breach of contract as mentioned above, and the Lender shall have the right to identify all the credit extended by the Borrower to the Lender, including but not limited to loan, discount, banker’s acceptance, international trade financing, bank’s guarantee, etc. Are due earlier and are entitled to take all actions set forth in Section 2.3 of this Agreement.

5. 10 If the creditor’s rights under this Agreement are secured by mortgage, If the relevant mortgage certificate expires, the relevant authority certificate and mortgage registration procedures cannot be completed again according to the requirements of the lender，the Lender shall have the right to declare that all the credit extension of the Borrower are due in advance and require the Borrower to pay the full margin in advance, add additional security and other remedial measures if the relevant mortgage certificate fails to complete the relevant warrant and mortgage registration formalities as required by the Lender before the expiration.

Article 6 Effectiveness, alteration, assignment, rescission and termination of the Agreement

6.1 This Agreement shall be established by the Borrower through the electronic channels of Bank of Ningbo Co., LTD. (including but not limited to the online banking, Bank of Ningbo APP, financial system, etc.) by clicking and submitting online, and shall come into force upon the approval of the Lender. If the borrower submits the application for signing the Agreement through the lender’s electronic channel, it shall have the same legal effect as the handwritten signature or seal on the paper application.All transactions completed through the electronic channels of Bank of Ningbo Co., LTD through the borrower’s identity authentication elements (including but not limited to account number, login name, password, digital certificate, USBKey, etc.) or other transaction security measures shall be deemed to be done by the Borrower, and the business instructions generated by the above operations shall be legal and valid certificates for the lender to handle the business. The borrower shall be responsible for the consequences arising therefrom.In the event of loss, theft or damage to such elements as identity authentication, the Borrower shall bear all consequences unless the Borrower has expressly notified the Lender.If the Lender’s electronic channel cannot be used normally due to terminal failure, system failure and other reasons, the Borrower shall immediately notify the Lender or go to the Lender’s business outlets for handling.The borrower shall properly keep the account number, password and other information, and shall not lend or sublease the account to others.The Borrower shall bear all the risks and losses arising from the loan of the Borrower’s account, the sublease of other people’s use or the disclosure of the information.

The Borrower has read the above in detail and understands that an electronic signature is the data contained in electronic form in a message attached to identify the signer and show that the signer approves of its contents.Therefore, in addition to all the risks associated with signing a contract in writing, the application for drawing an electronic banker’s acceptance bill by means of electronic signature is fully understood and recognized as having the following risks:

(1) The account password of the borrower’s online banking and other electronic channels is leaked or its identity may be counterfeited；

(2) Due to the possibility of malicious attacks by hackers on the Internet, the Internet server may break down and other unpredictable factors；

(3) the Borrower’s Internet access equipment and software system do not match the online trading system provided；

(4) If the borrower’s handling personnel do not have certain experience in online transaction, they may be unable to initiate the transaction due to improper operation；

(5) The borrower’s computer system is infected with computer viruses or illegally invaded.

The foregoing risks may result in the loss of the Borrower, and the Borrower is fully aware of and voluntarily assumes such risks.

This Agreement shall be valid for one year from the effective date. If no written objection is raised by both parties ，It will be postponed automatically for one year.and so on.If there are still outstanding working capital loans under the original Agreement, the original Agreement shall remain binding on the parties until the completion of all the businesses under the original Agreement.All business after the effective date of this Agreement shall be handled in accordance with the provisions of this Agreement.In the absence of any outstanding business, either Party shall have the right to terminate this Agreement by giving a written notice to the other party five working days in advance. This Agreement shall be terminated as of the date set forth in the written notice. If the date set forth in the written notice is earlier than the date on which the notice reaches the other party, the date on which the notice reaches the other party shall prevail.

6.2 With the consent of the Lender, the Borrower may apply for repayment in advance, and the Lender has the right to charge liquidated damages according to a certain percentage of the amount repaid in advance. Please refer to the subsidiary articles for the liquidated damages.

6.3 If the borrower requires the extension of the loan, it shall submit a written application for extension to the lender and the guarantor’s written opinion agreeing to continue the guarantee 7 days before the expiration of the loan term. Upon the Lender’s approval and signing of the extension agreement, the loan hereunder shall be extended only after the extension agreement becomes effective.

6.4 After this Agreement comes into force, neither party shall arbitrarily alter or terminate this Agreement except as agreed herein or as provided by laws and regulations.If this Agreement needs to be changed or terminated, both parties shall reach a written agreement through consultation.The terms of this Agreement shall remain valid until the written agreement is reached.If the agreement is changed, the client’s consent shall be sought through phone calls, SMS messages and other means, and the announcement shall be made through the public account or official website of our bank.

6.5 The Lender may assign its rights under this Agreement to a third party without the consent of the Borrower.The notice of the assignment of rights by the Lender may be given by written notice or by announcement on the Lender’s official website (http://www.nbcb.com,cn), public media and other forms approved by the regulatory authority.The Borrower hereby authorizes the Lender, as its agent, to enter into all necessary agreements and documents with such third parties to complete the transfer.The Borrower hereby acknowledges that the agreement and documents signed by the Lender and the said third party constitute valid legal documents between the Borrower and the third party, confirm the creditor’s and debtor’s relationship between the Borrower and the third party, and are legally binding on both the Borrower and the third party.If the Lender transfers the loan claims under this Agreement to a third party, the Borrower shall, within five working days from the date of the announcement, raise the claim of defense or set-off against the Lender. Failure to object is considered as an endorsement of the assignment of debt.

6.6 The Borrower shall not assign any of its obligations under this Agreement to a third party without the written consent of the Lender.

Article 7 Application of law and dispute settlement

7. 1 The conclusion, validity, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan for the purpose of this Agreement).

7.2 Any dispute arising from the performance of this Agreement shall be settled by the parties through negotiation.If no agreement can be reached through negotiation, please refer to the subsidiary terms for the specific dispute settlement method.

7.3 During the period of negotiation, submission of litigation or arbitration, the Agreement does not involve the provisions of the disputed part and the parties shall still perform it. Neither party shall refuse to perform any of its obligations under this Agreement on the grounds that the dispute settlement procedure is in progress.

Article 8 Other Matters

8.1 The invalidity or cancellation of some provisions of this Agreement shall not affect the validity of other provisions, which shall remain valid.

8.2 Service

(1) The Borrower acknowledges that the following address shall be the address and contact information for the notice sent by the Lender and the debt collection, litigation (arbitration) legal documents involved, and the address and contact information shall be applicable to all stages of litigation and execution.

(2) The lender, the Trial court and arbitration agency shall send the notice and legal documents at the following address and contact information. If no one signs for or refuses to receive the mail, the date of return of the notice and legal documents shall be deemed as the date of service. If the mail is rejected at the time of direct service, the deliverer may take photos or video to record the service process, and leave the notice and legal documents in lien, which shall be deemed as service.

(3) The borrower acknowledges that the lender, the hearing court and the arbitration institution may serve the instrument by mobile phone SMS , fax or email or other modern means of communication through the mobile phone number, fax number or email address specified below. The lender, the hearing court and the arbitration institution shall be deemed to have served the instrument as long as they confirm that they have sent the relevant legal instrument at the number and address specified below.The relevant legal documents sent by the lender, the hearing court or the arbitration institution at the following postal address shall be deemed to have been delivered 3 days after the delivery of the mail.

(4) If the borrower provides the wrong contact information or fails to timely inform the changed contact information, resulting in the failure to serve or return the notice or legal document, the date of return of the notice or legal document shall be deemed as the date of service.

(5) The delivery address and contact information of the Borrower are set forth in the subsidiary terms.

8.3 Both parties hereby agree to confirm the legal validity of the telephone recording and faxed copy, and promise that they can be submitted as evidence to the court, the Arbitration Commission and other dispute settlement institutions.A faxed copy shall have the same validity as the original while the original is in transit.The fax number specified by the Borrower in this Agreement shall not be changed at will, and the Borrower shall issue a written explanation of the change to the Lender when the fax number is changed, failing which, the Borrower shall assume all liabilities arising therefrom.The Borrower shall ensure that the fax sent by the Borrower is consistent with the original； otherwise, the Borrower shall bear the corresponding responsibility.

8.4 The headings of the terms of this Agreement are for the convenience of reference only, and no terms of this Agreement shall be construed or understood solely on the basis of the headings.

8.5 Except as agreed herein or as provided by relevant laws and regulations, unless the non-breaching party expressly states in writing, the breaching Party shall violate or fail to perform any agreement or obligation contained herein at any time. No act, omission, delay in taking action or any other measure by the non-breaching Party shall be deemed to be a waiver of any of its rights under this Agreement.

8.6 If any party to this Agreement requests notarization of the agreement, the parties shall jointly apply for notarization to the notary office, and clearly give the agreement the effect of enforcement.The notarization fee shall be borne by the borrower.At the same time, the Borrower agrees that this Agreement shall be enforceable upon notarization. If the Borrower fails to perform its obligations hereunder, the Lender may apply to the people’s court with jurisdiction for enforcement according to law.

8.7 If this Agreement cannot be fully performed due to changes in regulations, rules, policies or emergency measures, the Lender shall not bear any responsibility.

8.8 Matters not covered herein shall be handled in accordance with relevant laws and regulations, the People’s Bank of China, the CBRC and the lender.

Article 9 The standard terms, ancillary terms, supplementary agreements, ious, Borrower’s undertakings, testimonies and power of Payment, etc. constitute the entire Agreement, and the components of such Agreement may be executed in paper, electronic or other means approved by the Lender.

Article 10 Tips and Declarations

1. The Borrower agrees that the Lender shall entrust a third party to keep the written documents or electronic information related to this Agreement: The Parties hereto agree and confirm that the written documents or electronic information related to this Agreement provided by the third party entrusted by the Lender shall be the final proof of the matters related to this Agreement.

2. The Lender has drawn the Borrower’s attention to a full and accurate understanding of the terms of this Agreement.The meaning of the terms of this Agreement and the corresponding legal consequences are fully known and understood by the contracting parties.

At the same time, the Borrower specifically declares that it has paid special attention to and accepts the terms, especially the bold terms, relating to its obligations and adverse to it.

The borrower already knows that choosing a floating rate increases interest payments if interest rates rise between the start date and the maturity date, and choosing a fixed rate increases interest payments if interest rates fall between the start date and the maturity date.

(The above is the standard terms of this Agreement, and the following is connected to the subordinate terms of this Agreement)

Subsidiary Terms of Online Working Capital Loan General Agreement

No. : 07800LK22BHA16M

Lender: Bank of Ningbo Co., LTD. Wuxi Branch

Borrower: Jiangsu HUHU Electromenchanical Technology Co.,Ltd

Article 1

If the borrower fails to repay the principal of the loan as agreed, the lender shall charge an additional penalty interest of 50% for overdue payment；

If the borrower fails to use the loan for the agreed purpose, the lender shall charge an additional penalty interest of 80 percent for misappropriation.

Article 2

With the consent of the Lender, the Borrower may apply for repayment in advance, and the Lender has the right to charge/ penalty against the amount repaid in advance.

Article 3

Any dispute arising out of the performance of this Agreement can be settled by the following means

It shall be under the jurisdiction of the People’s Court No. 666 Zhongshan Road, Wuxi, where the agreement is signed

Article 4

Delivery address and contact information of the Borrower:

Delivery address: A3-1208, Tian ‘an Wisdom City, Xinwu District, Wuxi City

Addressee (or consignee) : Ying Lai Wang post：legal representative；The ID card number is 320922198302165723

Contact number: 18112388986

Fax receiving number: /

SMS receiving number: 18112588986

Email: /

The standard terms and ancillary terms of this Agreement constitute the entire Agreement.

Signing date: March 28, 2022